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                                                                    Exhibit 99.1
CONTACT:   Scott Meyerhoff
           Goldleaf Financial Solutions, Inc.
           (678-728-4464)


            PRIVATE BUSINESS, INC. ANNOUNCES NAME CHANGE TO GOLDLEAF
                           FINANCIAL SOLUTIONS, INC.

                                ----------------

      RENAMED COMPANY TO FOCUS ON OFFERING A SUITE OF PRODUCTS AND SERVICES
                       TO COMMUNITY FINANCIAL INSTITUTIONS

Brentwood, Tennessee, May 5, 2006 -- Private Business, Inc. (NASDAQ: PBIZ) today announced that it has changed its name to Goldleaf Financial Solutions, Inc. In connection with the name change, effective today the trading symbol for the company's common stock on the Nasdaq Capital Market has been changed to "GFSI." The renamed company will continue to focus on offering a suite of technology products and services to community financial institutions.

Lynn Boggs, the company's CEO, stated: "We believe Goldleaf is already a very recognizable name in the financial institution marketplace, with over 2,500 current customers and a sterling reputation for customer service. The name change reflects the expansion of our focus to providing a broader range of solutions, supported by outstanding customer service, to community financial institutions. We believe our technologies and services allow our customers to be competitive in the markets in which they operate."

ABOUT GOLDLEAF FINANCIAL SOLUTIONS, INC. (F/K/A PRIVATE BUSINESS, INC.)

Goldleaf Financial Solutions, Inc. offers a comprehensive package of advanced technology-based solutions specifically designed for community financial institutions. Our solutions include core data processing, item processing and check imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation systems, turn-key leasing solutions, financial institution website design and hosting, and retail inventory management. Our suite of products and services allow financial institutions and their small-to-medium sized business customers to better compete in today's aggressive financial services marketplace, and grow their trusted financial relationships, while providing increased profitability through the efficient use of technology and an expanded community presence.

For more information about Goldleaf Financial Solutions, or its line of products for financial institutions, please visit us on the web at www.goldleaf.com.

SAFE HARBOR STATEMENT

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the ability of the company's suite of products and services to enhance the competitiveness of its clients. These and other risks and uncertainties the company faces are detailed from time to time in the company's filings with the Securities and Exchange Commission. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance. The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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